EXHIBIT 10.64


                                      EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment agreement (Agreement) is made and effective this 30th Day of August 1999 by and between National Boston Medical, Inc. (Company) and Edward Galanif (Executive).

NOW, THEREFORE, the parties hereto agree as follows:

1.       Employment

The Company hereby agrees to employ the Executive for a term beginning on the date of this Agreement and ending August 30, 2000 as its Controller or at a higher responsible management position with the Company and the Executive hereby accepts such employment in accordance with the terms of this Agreement.

Not withstanding the aforesaid, if this Agreement shall not have been terminated in accordance with the provisions herein on or before August 30, 2000, the remaining term of the Agreement shall be extended such that each and every moment of time thereafter, the remaining term shall be one year unless (a) the Agreement is terminated earlier in accordance with the provisions herein or (b) on or after August 30, 2000, the Board of Directors or the Executive Committee of the Company notifies the Executive in writing of its determination to have the date of this Agreement expire one year from the date of such notification.

In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2.       Duties of the Executive

The Executive shall devote substantial time, attention and energy to the affairs of the Company and/or its subsidiaries during the term of this Agreement and shall have such duties, responsibilities and authority as shall be the character and dignity appropriate and consistent with the position and title of Controller or such responsibility or authority as from time to time additionally authorized by the Board of Directors. The Executive may engage in other activities, such as activities including serving on the Board of Directors of other corporations/organizations, and/or advising other corporations/organizations in each case to the extent that such activities do not materially detract from or limit the performance of the Executive's duties under this Agreement, or inhibit in any material way the business of the Company and its subsidiaries. The Executive will engage in no activity, paid or otherwise, for a competitor of the Company so long as this Agreement is in effect. The Executive shall perform all duties in a professional, ethical and businesslike manner.

The Executive will not be required to render services hereunder outside of the Boston/Taunton metropolitan area without his approval. Whether or not such approval is


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given,  The Executive shall be entitled to full  compensation as provided for in this Agreement.

3.       Compensation

The Executive will be paid compensation during this Agreement as follows:

         A.) A base salary, commencing August 30, 1999 of not less than $75,000 per year, (or such greater amounts as may be approved by the Board of Directors or the executive committee in accordance with authority given by the Board of Directors) payable in installments on a semi-monthly but not less than a monthly schedule. The Executive's base salary may be increased consistent with recommendations of the Executive Committee of the Board. At least annually the Executive Committee shall review the Executive's base salary for competitiveness and appropriateness in the industry. The Executive shall be entitled to a minimum annual increase in base salary of three (3) percent. In no event shall the Executive's base salary be less than $75,000 on an annual basis.

         B.) The Company agrees to pay a Quarterly Bonus of not less than $3,000 per calendar quarter to the Executive. During the term of this Agreement said bonus shall be paid in cash no later than the 15th day of each calendar quarter. The effective date of the quarterly bonus for this Agreement shall be August 30, 1999, with the first payment due and payable to the Executive on or before October 15, 1999 and continuing thereafter until the first day of September 2000. From time to time during the term of this Agreement, the Executive may receive a greater quarterly bonus if approved by the Executive Committee; however, the quarterly bonus shall never be less than $3,000.

         C.) In addition to the other payments referred to in this Agreement, the Executive shall be entitled to receive and participate in an annual incentive bonus plan. The amount of the Executive's participation and the benefits paid under the incentive bonus plan shall be based upon goals recommended by the Executive and approved by the Executive Committee. The annual incentive bonus plan payments will be paid in cash and the payment will be made not later than 30 days following the close of the fiscal year for each year this Agreement is in effect.

         D.) In addition to other payments referred to in this Agreement, the Executive will be granted 200,000 shares upon execution and an additional 100,000 shares on the anniversary date of this Agreement (August 30, 2000) and each additional year on the anniversary date that this Agreement is in effect. The above shares shall carry an anti-dilution provision allowing the Executive in the event of any additional stock offerings of the Company, to purchase up to the number of shares necessary to maintain the Executive's stock position prior to the offering. Such shares will be made available at 75% of the initial price of each offering. The initial shares shall vest upon execution and be delivered not later than September 30, 1999. The additional shares shall vest and be delivered not later that August 30, 2000. Prior to vesting, the Executive shall be entitled to receive dividends on and vote the unvested shares. Should this Agreement be terminated prior to August 30, 2000 such shares shall be delivered and vested to the Executive as stated above.


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         E.) It is intended that the Executive have the  opportunity to attain a reasonable ownership position of not less than 1.0 % of the outstanding stock of the Company. In furtherance of this goal and in addition to the payments referred to in this Agreement, the Executive shall be entitled to receive discount option grants (the exercise purchase price shall be the lower of the average price of the NBM stock during the last twelve months or the current market price as of the date of the option) to purchase the stock of the Company totaling no less than 150,000 shares. These shares will be awarded as of August 30,1999. The foregoing shall become vested immediately upon the award of the shares. The Executive shall have the right to exercise the option by payment in cash, or if approved by the Board of Directors, the Executive may execute a short term note with the Company for payment of such stock and options. The exercise period of any options shall be three years from the date of the grant.

         F.) The Executive may choose once each year of this Agreement to convert one-third of his annual salary to stock or stock options, the purchase price shall be the lower of the average price of the NBM stock during the last twelve months or the current market price as of the date the Executive chooses to exercise such option.

         G.) In addition to the other payments referred to in this Agreement, the Company agrees to award to the Executive a signing bonus of $10,000. Said bonus to be paid in three equal cash payments over the ninety day period following execution of this Agreement.

         H.) If any payments due the Executive under this Agreement result in the Executive's liability for an excise tax ("parachute tax") under Section 49 of the Internal Revenue Code of 1986, as amended (the "Code") the Company will pay to the Executive, after deducting any Federal, State or local income tax imposed, the "parachute tax" liability. Such payment shall be made to the Executive no later than 30 days prior to the due date of the "parachute tax."

         I.)      All shares included in this agreement shall  carry  piggy back registration rights.

4.       Benefits

         A.) Holidays: The Executive will be entitled to at least nine (9) paid holidays each calendar year and twelve (12) personal days. The Company will notify the Executive on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to the requirements of the Company. Such holidays must be taken during the calendar year and unused days shall not carry forward into the next year.

         B.)      Vacation: The Executive shall be entitled to four (4) weeks or twenty-eight (28) paid vacation days per year effective as of the date of the Agreement.

         C.)      Sick Leave:  The Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or


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emergency leave over and above paid leave provided by the Company, if any, shall be granted at the discretion of the Executive Committee of the Board of Directors.

         D.) Medical and Group Life Insurance: Company agrees to include Executive and his family members in the group medical and hospital plan of the Company and provide group life insurance at no charge to the Executive, in the amount of not less than $500,000 during the term of this Agreement. Executive shall be responsible for any state or federal tax imposed upon these benefits.

         E.)    Pension and Profit Sharing Plan: The Executive shall be eligible to participate in any pension or profit sharing plan or other type plan adopted by the Company for the benefit of its officers and/or regular employees.

         F.) Expense Reimbursement: The Executive shall be entitled to reim-bursement for all reasonable expenses, including travel and entertainment incurred by the Executive in the performance of his duties. The Executive will maintain records and written receipts as required by Company policy and reasonably requested by the Board of Directors to substantiate such expenses.

         G.) Financial and Tax Advice: During (a) the term of this Agreement (b) the 12 month period following the termination of this Agreement as a result of Death and/or Disability, and (c) the three year period following the voluntary termination by the Executive with good reason or the involuntary termination by the Company without cause... the Company shall provide the Executive (or, if Executive shall have died, his estate) at the Company's expense, third party professional financial and tax advisory services, primarily oriented to planning in light of the Executive's entitlement to compensation and benefits and appropriate in light of circumstances of Executive or his estate. Executive (or his estate) may select the service professional of his choice.

         H.)    In addition to any other compensation,the Executive will receive an automobile allowance in the amount of $675 per month to be paid to the Executive each month during the term of this Agreement.

5.       Termination

         A. The Company shall have the right to terminate this Agreement under the following circumstances:

                  i.       Upon the death of the Executive.

                  ii. Upon notice to the Executive in the event of notice of illness or other disability which has incapacitated him from performing his duties for 12 consecutive months as determined in good faith by the Board.

                  iii. For good cause upon notice from the Company. Termination by the Company of the Executive for "good cause" as used in this Agreement shall be limited to


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mean gross negligence,  misappropriation or theft of Company funds or conviction of state or federal offenses which would prevent the Executive from performance of his duties. With respect to any termination for good cause by the Company, the specifics of the cause shall be communicated to the Executive in writing at least thirty (30) days prior to the date on which the termination is proposed to take effect. The Executive shall be given the opportunity to correct or respond to such cause.

         D. If this  Agreement  is  terminated  pursuant  to Section 5 (A - iii)
above,   Executive's  rights  and  the  Company's  obligations  hereunder  shall forthright terminate except as expressly provided in this Agreement.

         E. If this Agreement is terminated pursuant to Section 5 (A - i or ii) hereof, Executive or his estate shall be entitled to receive 100% of the Executives salary and incentives for the balance of the term of the Agreement, together with bonus and other incentives as provided for in this Agreement.

6.       Termination by Executive

         The Executive shall have the right to terminate this Agreement with thirty (30) days written notice to the Company given within sixty (60) days of the occurrence of any of the following events:

         A. The Company acts to materially reduce the Executive's position, title, duties, authority or responsibilities.

         B. The Company acts to reduce the compensation, bonus or incentives of the Executive.

7.       Consequences of Breach by the Company


         A. If this Agreement is terminated pursuant to Section 5 hereof, or if the Company shall terminate the Executive or the Executive's duties under this Agreement in any way that is a breach by the Company, the following shall apply:

                  i. The Executive shall receive a cash payment that is equal to the present value of the Executive's base salary hereunder for the remainder of the term, payable within 30 days of the date of such termination.

                  ii. The Executive shall be entitled to bonus payments and benefits as provided in Section 3 (it being understood, however, that all such bonus payments, if made pursuant to this clause, shall be paid in cash regardless of whether or not such payments exceed the cash limit.

                  iii. All stock options and common stock and restricted stock granted by the Company to the Executive under this Agreement shall accelerate and become


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immediately vested and exercisable.

         B. The parties believe that because of the limitations of Section 5 the above payments do not constitute "Excess Parachute Payments" under section 280G of the Internal Revenue Code of 1954, as amended (the Code). Notwithstanding such belief, if any benefit is determined to be an "Excess Parachute Payment" the Company shall pay the Executive an additional amount (Tax Payment) such that
(x) the excess of all Excess Parachute Payments (including payment under this sentence) over the sum of the excise tax thereon under section 4999 of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under subtitle A of the Code and under applicable state law provided that the Company shall not be obligated to make tax payment in excess of the value of 6.6667 Compensation Years. For the purposes hereof, the value of a Compensation Year, including stock options and bonus entitlements, is defined as equal two (2) times the base salary set forth in this Agreement.

8.       Change of Control

         If, within twenty-four (24) months following a change of control, the Executive is terminated, the termination shall be deemed a "Change of Control Termination." For the purpose of this paragraph... (a) the delivery of a notice of termination by the Company... within 24 months of a Change of Control and (b) a Constructive Discharge within 24 months following a Change of Control will also be deemed a Change of Control Termination. In the event of a Change of Control Termination, the Company will pay to the Executive a lump sum payment of 299% of the Executive's average annual base salary plus both quarterly and annual incentive bonuses during the preceding 3 year period. In the event that a Change of Control Termination occurs before the Executive completes three (3) years of service, the lump sum payment will be valued at 299% of the Executive's average annual base salary plus both quarterly and annual incentive bonuses during all years of service. Additionally, any options and or restricted stock granted to the Executive shall become fully vested as of the date of the Change of Control Termination. Provided further, the Executive will receive a cash payment equal to the value of any options anticipated to be granted... within three (3) years following the Change of Control Termination.

         If any portion of any payment or distribution by the Company, to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this section ... shall be subject to the excise tax imposed by section 4999 of the (Internal Revenue) Code, or any interest or penalties are incurred by the Executive with respect to such excise tax... the Company shall pay to the Executive an additional payment (the Gross-up Payment) in an amount such that after the payment of such Excise Tax, including, without limitation, any income tax and excise tax imposed on the Gross-up payment, the Executive retains an amount including the Gross-up Payment equal to the total payment hereunder without regard to the Gross-up Payment.

"Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of this agreement:



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                  i. Any  "person" or "group" ... is or becomes the  "beneficial owner" ... directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities... or,

                  ii. The stockholders of the Company approve a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company... continuing to represent... more than 50% of the combined voting power of the voting securities or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets...or

                  iii. The Company has a change in Board Majority unapproved by at least three-fourths of the directors.

9.       Remedies

         The Company recognizes that because of the Executive's special talents, stature, and opportunities in the industry, and because of the creative nature of and compensation practices of the industry and the material impact that individual projects can have on a company's results of operations, in the event of termination by the Company hereunder or in the event of termination by the Executive before the end of the agreed term, the Company acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of stock options constitute fair and reasonable provisions for the consequences of such termination, do constitute a penalty and such payments and benefits shall not be limited or reduced by amounts that the Executive might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

10.      Notices
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or be certified mail, postage pre-paid, or recognized overnight delivery service;

If to the Company:
                          National Boston Medical, Inc.
                                    43 Taunton Green
                                    Taunton, MA  02780
                            Attn.: Daniel Hoyng, CEO

If to the Executive:
                                    Mr. Edward Galanif
                                    70 Pine Street
                              Bridgewater, MA 02324




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11.      Final Agreement

         This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

12.      Governing Law

         This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

13.      Headings

         Headings in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

14.      Binding Agreement

         This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, distributees and assigns.

15.      Severability

         If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16.      Arbitration

         The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such Arbitration shall be concluded in such place as shall be mutually agreed upon by the parties. Within fifteen (15) days of the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

17.      Protection of the Company's Interests

         During the term of this Agreement, the Executive shall not directly or indirectly engage in competition with the Company. At no time shall the Executive divulge, furnish, or make accessible to any person any information of a confidential or proprietary nature


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obtained by him while in the employ of the Company  except as  necessary  in the performance of his duties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


/s/ Edward Galanif
----------------------
Edward Galanif
Executive's Signature and Acceptance


/s/ Barry P.  McFarland
----------------------------
Barry P. McFarland
CFO
National Boston Medical, Inc.